Exhibit 99.1

Enveric Biosciences Reports Second Quarter 2023 Corporate and Financial Results

●	Advanced preclinical pipeline of neuroplastogenic small-molecule therapeutics targeting neuronal atrophy to offer a first-in-class treatment of mental health disorders
●	Secured multiple Notices of Allowance and select issuances from the United States Patent and Trademark Office (the “USPTO”) for composition of matter protections for its lead product candidate, EB-373, and EVM201 and EVM301 Series of compounds
●	Enhanced manufacturing processes of drug substance of EB-373 to improve yield, purity and efficiency of production
●	Expanded CDMO partnership for enhanced supply of both non-GMP and GMP EB-373 drug substance
●	Announced cost reduction plan extending financial runway into Q1 2024

CAMBRIDGE, Mass., August 14, 2023 – Enveric Biosciences, Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of anxiety, depression, and addiction disorders, today provided a corporate update and reported financial results for the second quarter of 2023 ended June 30, 2023.

“The second quarter of 2023 was an exciting and productive period for Enveric as we made significant steps to advance a pipeline of differentiated neuroplastogenic small-molecule therapeutics that, we believe, have the potential to transform the treatment of mental health disorders,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “Our efforts during the quarter focused on two important elements in realizing this goal – enhancing the intellectual property (“IP”) portfolio covering EB-373 and our EVM201 and EVM301 Series and advancing preclinical and manufacturing processes for EB-373 in preparation for an anticipated first-in-human clinical trial.”

Dr. Tucker continued: “Securing strong IP coverage is critical to the value potential of our technologies, and we were pleased to have been awarded multiple Notices of Allowance from the USPTO for composition of matter claims involving EB-373 and our EVM201 and EVM301 Series. We are continuing to pursue numerous additional patent filings, which are collectively designed to protect our technological advances as we seek to create a portfolio of novel small-molecule therapeutics for the treatment of mental health disorders.”

Dr. Tucker continued: “During the quarter we also completed multiple preclinical studies involving our lead candidate, EB-373, that demonstrated oral bioavailability, and rapid oral absorption and systemic clearance. Additionally, we enhanced our manufacturing capabilities for EB-373, improving yield, purity and production efficiency as we finalize the formulation in preparation for entry into the clinic.”

Dr. Tucker concluded: “We are on track to identify a lead candidate from the EVM301 Series by year-end, which will enable us to begin preclinical development in 2024 in preparation for an Investigational New Drug application. We believe that our EVM301 Series of compounds are distinctive as demonstrated by the patentability of our candidate molecules which engage the serotonin 5HT2a receptor and other neurotransmitter receptors in the effort to promote neuroplasticity and, consequently, therapeutic benefit while avoiding inducing the hallmark hallucinations associated with most psychedelic and psychedelic-inspired molecules. We believe that this innovative therapeutic approach could be game-changing in the treatment of depression and anxiety disorders by offering the opportunity to administer medications without requiring a healthcare professional to be present during treatment.”

SECOND QUARTER AND RECENT PROGRAM UPDATES

●	Reported initial results from animal studies of EB-373 demonstrating oral bioavailability and rapid absorption and systemic clearance, improving on PK characteristics of psilocybin
●	Completed in-vitro absorption, distribution, metabolism, and excretion and toxicology assays demonstrated rapid conversion of EB-373 to the active metabolite psilocin
●	Announced the development of EB-373 drug substance and initiation of scaled up manufacturing
●	Expanded existing manufacturing agreement with CDMO partner for enhanced supply of non-GMP and GMP EB-373 drug substance
●	Received multiple notices of allowance from the USPTO protecting composition of matter claims governing lead clinical candidate, EB-373 and EVM301 Series
●	Compelling research presented at Canadian Chemistry Conference and Exhibition in June 2023
●	Announced cost reduction plan designed to extend financial runway into the first quarter of 2024

SECOND QUARTER 2023 FINANCIAL RESULTS

Net loss attributable to shareholders was $6.40 million for the second quarter ended June 30, 2023, including $1.64 million in net non-cash expenses, with a basic and diluted loss per share of $3.04, as compared to a net loss of $2.87 million and non-cash income of $1.04 million, with primary and diluted loss per share of $2.73 per share for the quarter ended June 30, 2022.

Net cash used in operations for the quarter ended June 30, 2023, was $4.47 million consisting of a $6.37 million net loss, adjusted by a net of $1.59 million in non-cash expenses and changes in asset and liability balances of $0.30 million. Included in the net cash used in operations were one-time charges totaling $2.76 million for prepayment of preclinical costs, restructuring costs, and redemption of Akos Series A preferred stock.

As of June 30, 2023, the Company had cash and cash equivalents of $7.08 million.

About Enveric

Enveric (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics targeting neuronal atrophy for the treatment of anxiety, depression, and addiction disorders. Leveraging its discovery and development platform, The Psybrary™, Enveric has created a robust IP portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, the EVM201 Series, comprises next generation synthetic prodrugs of the active metabolite, psilocin. Enveric is developing the first product from the EVM201 Series – EB-373 – for the treatment of anxiety disorders. Enveric is also advancing its second program, the EVM301 Series, to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity without also inducing hallucinations in the patient. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,”“ expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations on the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its cannabinoid clinical development pipeline assets; the ability to continue as a going concern; manage its future growth effectively; achieve the intended benefits of the cost reduction plan to the extent or as quickly as anticipated; transition from third-party service providers supporting R&D efforts to internal science teams without any adverse impact on Enveric’s ongoing and planned clinical trials; and engage the cost reduction plan efforts without negatively impacting Enveric’s business operations and reputation.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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